Exhibit 3.305

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE HELICON GROUP, L.P.

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, hereby certifies that:

1. The name of the limited partnership is The Helicon Group, L.P. (the “Partnership”).

2. The Partnership’s registered office in the state of Delaware is 32 Lookerman square, suite L-100, city of Dovar, County of Kent, state of Delaware 19901. The name of its registered agent at such address is The prentice-Hall corporation system, Inc.

3. The name and address of the sole general partner are:

Name	Address
Baua Investments, Inc.	630 Palisadas Avenue
Englewood Cliffs, (New Jersey 07632

IN WITNESS WHEREOF, the undersigned, being the sole general partner of the Partnership, has caused this certificate of Limited Partnership to be signed on August 2, 1993.

BAUM INVESTMENTS, INC.

By:	/s/ Theodore B. Baum
Name:	Theodore B. Baum
Title:	President

P.3

CERTIFICATE TO RESTORE TO GOOD STANDING

A DELAWARE LIMITED PARTNERSHIP

PURSUANT TO TITLE 6, SEC. 17-1109

1. Name of Limited Partnership: The Helicon Group, L. P.

2. Date of original filing with Delaware Secretary of State August 11,1993

I, Herbert J. Roberts, Senior Vice President of Baum Investments, Inc., General Partner of the above named limited partnership do hereby certify that this limited partnership is paying all annual taxes, penalties and interest due to the State of Delaware.

I do hereby request this limited partnership be restored to Good Standing.

Baum Investments, Inc.
General Partner

/s/ Herbert J. Roberts
Herbert J. Roberts
Senior Vice President

Certific

Certificate of Amendment

to the

Certificate of Limited Partnership

of

The Helicon Group, L.P.

The undersigned, desiring to amend the Certificate of Limited Partnership of The Helicon Group, L.P. pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby Certify as follows:

First: The name of the Limited Partnership is The Helicon Group, L.P.

Second: The Certificate of Limited Partnership shall be amended to change the registered agent upon whom process may be served from The Prentice-Hall Corporation System, Inc. to The Corporation Trust Company, Corporation Trust Center, 1209 Orange St., Wilmington, DE, 19801.

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on the 29th day of October 1997.

BY:	/s/ Theodore B. Baum
Theodore B. Baum
President and CEO

BY:	Baum Investments, Inc.
General Partner

FROM CORPORATION TRUST CO. 1-302-555-5049

CERTIFICATE TO RESTORE TO GOOD STANDING

A DELAWARE LIMITED PARTNERSHIP

PURSUANT TO TITLE 6, SEC. 17-1109

Name of Limited Partnership The Helicon Group, L.P.

Date of original filing with Delaware Secretary of State August 11, 1993.

I, Richard A. Hainbach, Secretary of Baum Investments, Inc., the General Partner of the above named limited partnership do hereby certify that this limited partnership is paying all annual taxes, penalties and interest due to the State of Delaware.

I do hereby request this limited partnership be restored to Good Standing.

BAUM INVESTMENTS, INC.

/s/ Richard A. Hainbach
General Partner

By: Richard A. Hainbach Secretary

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE HELICON GROUP, L.P.

THE HELICON GROUP, L.P., a limited partnership organized and existing under and by virtue of the Revised Uniform Limited Partnership Act of the State of Delaware, DOES HEREBY CERTIFY:

1.	Article 2 of the Certificate of Limited Partnership is hereby amended as follows:

: The address of its registered office in the State of Delaware is 30 Old Rudnick Lane, Dover, DE 19901, County of Kent. The name of the registered agent at such address is CorpAmerica, Inc.

2.	Article 3 of the Certificate of Limited Partnership is hereby amended as follows:

: The name and address of the general partner of the Partnership is: Charter Helicon, LLC, 12444 Powerscourt Drive, Suite 100, St. Louis, Missouri 63131.

3.	That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware.

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 9th day of December, 1999.

CHARTER HELICON, LLC
General Partner

By:	/s/ Marcy Lifton
Marcy Lifton, Vice President

CERTIFICATE OF MERGER

OF

HELICON CAPITAL CORP.

INTO

THE HELICON GROUP, L.P.

Pursuant to Title 6, Sec. 17-211 of the Delaware Code, the undersigned surviving limited partnership submits the following Certificate of Merger for filing and certifies that:

1.    The name and jurisdiction of formation or organization of each of the domestic limited partnership and corporation which are to merge are:

Name	Jurisdiction
The Helicon Group, L.P.	Delaware
Helicon Capital Corp.	Delaware

2.    An agreement of merger has been approved and executed by each of the domestic limited partnerships and other business entities which are to merge.

3.    The name of the surviving limited partnership is: The Helicon Group, L.P.

4.    The agreement of merger is on file at a place of business of the surviving limited partnership which is located at 12444 Powerscourt Drive, Suite 100, St. Louis, Missouri, 63131.

5.    A copy of the agreement of merger will be furnished by the surviving limited partnership on request and without cost, to any partner of any domestic limited partnership or any person holding an interest in any other business entity which is to merge.

IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of the 22nd day of August     , 2000, and is being filed in accordance with Title 6, Sec. 17-211 by an authorized person of the surviving limited partnership in the merger.

The Helicon Group, L.P.
By:	Charter Helicon, LLC, its General Partner

By:	/s/ Marcy Lifton
Marcy Lifton, Vice President